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                                                                   EXHIBIT 10.25

                          FIRST PREFERRED SHIP MORTGAGE


         THIS FIRST PREFERRED SHIP MORTGAGE made effective as of October 9, 1998, by and between LEISURE TIME CRUISE CORPORATION, a Colorado corporation whose address is 4258 Communications Drive, Norcross, Georgia 30093 (the "Mortgagor"), and FOOTHILL CAPITAL CORPORATION, a California corporation whose address is 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333 (the "Mortgagee"). The Mortgagee shall be a mortgagee in 100% of the Vessel described below.

                                   WITNESSETH:

         MORTGAGE AMOUNT: THE AMOUNT OF THE DIRECT OR CONTINGENT OBLIGATIONS THAT ARE OR MAY BECOME SECURED BY THIS FIRST PREFERRED SHIP MORTGAGE, EXCLUDING INTEREST, MONTHLY SERVICE FEES, EXPENSES AND OTHER FEES, IS $3,000,000.00.

         WHEREAS, the Mortgagor is the sole owner of the whole of the following vessel:

                  Name:             Leisure Lady
                  Official No.:     671576
                  Hailing Port:     NEW YORK, NEW YORK
                  Gross Tons:       88
                  Net Tons:         88
                  Built:            1984 (Chesapeake Shipbuilding, Maryland)
                  Length Overall:   137.0 feet
                  Depth:            7.5 feet

which vessel is duly documented under and pursuant to the laws of the United States; and

         WHEREAS, the Mortgagor is justly indebted to Mortgagee in the principal sum of up to Three Million Dollars ($3,000,000.00) (hereinafter referred to as the "Principal Sum"), and interest and monthly service fees thereon, which indebtedness is evidenced, inter alia, by a certain Security Agreement, between Mortgagor, among other parties, and Mortgagee (the "Security Agreement"), and a Secured Promissory Note in the amount of the Principal Sum, executed by Mortgagor, in favor of Mortgagee (the "Note"), each of even date herewith, and copies of which are attached hereto as Exhibit A; and

         WHEREAS, the Principal Sum, all interest thereon, monthly service fees, all late charges as set forth in the Security Agreement, the Note, the Guaranties, all other costs and expenses incurred by the Mortgagee in the enforcement and administration of the Security Agreement, the Note, the Guaranties, and this First Preferred Ship Mortgage, and any and all future advances as may be made from Mortgagee to Mortgagor the total of which, however, shall not exceed the Principal Sum, shall be collectively referred to hereafter as the "Secured Obligations"; and

         WHEREAS, the Mortgagor, for the purpose of securing payment to the Mortgagee of the Secured Obligations, as more fully set forth herein, has duly executed and delivered this First Preferred Ship Mortgage on LEISURE LADY to the Mortgagee;

NOW, THEREFORE, THIS AGREEMENT WITNESSETH:

         In consideration of the foregoing recitals and of the sum of One Dollar ($1.00) to the Mortgagor duly paid by the Mortgagee at and before the sealing and delivery of these presents, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the Secured Obligations, the Mortgagor, by these presents, does grant, bargain, sell, convey, transfer, assign, remise, mortgage set over, pledge, create a security interest in, and confirm to the Mortgagee, its successors and assigns, the following described property:

         The whole of all that certain vessel designated and known as LEISURE LADY, Official No. 671576, together with all her engines, boilers, machinery, masts, spars, motors, tools, booms, cranes, rigs, pumps, pipe, tanks, anchors, cables, rigging, tackle, apparel, fixtures, furniture, boats, chains, equipment, supplies, fittings, and all her other


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appurtenances thereunto appertaining and belonging, whether aboard or removed from the said vessel, together with any and all additions, improvements, and/or replacements which may hereafter be made to, on or in said Vessel or any part thereof, whether on board or not, and in or to her equipment and appurtenances aforesaid, and all rents, charters, charter parties, charter hire, freights, sub-freights, cargoes, operating agreements and revenues, lighterage, and all issues, revenues, profits and proceeds of any of the foregoing, but in no event shall the Vessel include: (a) any accounts of Mortgagor arising in connection with the operation of the Vessel by Mortgagor, or the containers, gensets, chassis or other equipment described in clause (b), and (b) any containers, gensets, chassis, or other equipment leased by Mortgagor and used on or in connection with the operation of the Vessel, all of the foregoing being hereinafter referred to as the "Vessel."

TO HAVE AND TO HOLD all of the Vessel unto the Mortgagee, its successors and assigns, forever upon the terms herein set forth to secure the performance and observance of and compliance with the covenants, terms and conditions in this First Preferred Ship Mortgage and the Security Agreement and Note contained therein; provided, however, that if the Mortgagor shall pay, or cause to be paid, to the Mortgagee, its successors or assigns, the debt aforesaid, with interest and the monthly service fee thereon, as and when the same shall become due and payable by maturity or otherwise, under the terms and in the manner provided in the Security Agreement, the Note and this Preferred Ship Mortgage, and keeps, performs and observes all and singular the covenants and promises in the Security Agreement and the Note and in these presents expressed to be kept, performed, and observed by or on the part of the Mortgagor, then this First Preferred Ship Mortgage and thc estate and rights hereby granted shall cease.

         PAYMENT SCHEDULE: The Mortgagor shall pay or cause to be paid to thc Mortgagee, its successors or assigns, the Principal Sum with the interest and the monthly service fee thereon, in accordance with the terms and conditions of thc Security Agreement and the Note.

         MORTGAGE OBLIGATION: The Mortgagor hereby agrees to pay the Principal Sum and the interest and the monthly service fee thereon as stipulated, and to fulfill, perform and observe each and every one of the covenants, agreements, and conditions contained in this First Preferred Ship Mortgage and in the Note and the Security Agreement; and hereby covenants and agrees to and with the Mortgagee, its successors and assigns, that the Vessel and the appurtenances thereunto appertaining and belonging, and all additions, improvements and/or replacements which may hereafter be made to, on or in said Vessel are to become subject hereto, and are to be held subject to this First Preferred Ship Mortgage and the further covenants, representations, warranties, conditions and uses hereinafter set forth as follows:

Article 1. Corporate Representations and Warranties. Corporate representations and warranties shall be as set forth in Section 5 of the Security Agreement.

Article 2. Validity of Mortgage. The Mortgagor covenants that this First Preferred Ship Mortgage is and will be a valid and enforceable obligation of the Mortgagor in accordance with its terms.

Article 3. Ownership of Vessel. The Mortgagor warrants that it is and shall continue to be a citizen of the United States as defined and within the meaning of the Shipping Act of 1916, as amended, 46 App. U.S.C. Section 802, and a corporation established under the laws of the United States or of a State, whose president or other chief executive officer and chairman of its board of directors are citizens of the United States and no more of its directors are noncitizens than a minority of the number necessary to constitute a quorum, within the meaning of Section 7 of the Act of August 26, 1983, P.L. 98-89, 97 Stat. 585, as amended, 46 U.S.C. Section 12102, as amended. The Mortgagor warrants that it is the true, lawful and sole owner of the whole of the Vessel, including her engines, boilers, machinery, masts, anchors, cables, rigging, tackle, apparel, furniture, small boats, and all other appurtenances, and that its ownership is free and clear of all suits, liens, claims, charges, or encumbrances of any kind or nature except for (a) liens arising prior to the date of this First Preferred Ship Mortgage which arose in the ordinary course of business and by operation of law, which liens are no greater than approximately $5,000.00 as of this date and (b) liens granted to Mortgagee, and that all action necessary and required by law for the execution and delivery of this First Preferred Ship Mortgage has been duly and effectively taken, and that this First Preferred Ship Mortgage is a valid and binding obligation of the Mortgagor enforceable in accordance with its terms, and that it will forever warrant and defend its title and possession for the benefit of the Mortgagee against any and all claims and demands.


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Article 4.  Insurance.

         (a) The Mortgagor at its own cost and expense as long as any part of the Secured Obligations are unpaid shall keep the Vessel insured with responsible underwriters in good standing and reasonably satisfactory to the Mortgagee fully and adequately protecting the Vessel and the Mortgagee's interest therein against any marine perils and disasters and all hazards, risks, or liabilities in any way arising out of the ownership, operation or maintenance of the Vessel, as provided in the aforesaid Security Agreement, including but not limited to insurance as follows:

                  (i) Marine Hull and Machinery and Increased Value insurance in an amount not less than the full market value of the Vessel, with responsible underwriters and under policy forms satisfactory to the Mortgagee, covering the hull and all equipment and appurtenances of the Vessel against all usual marine risks subject, with respect to an accident, occurrence, or event that does not result in an actual or constructive total loss of the Vessel, to no deductible in excess of $5,000.

                  (ii) Protection and Indemnity Insurance with underwriters and under policy forms and in amounts reasonably satisfactory to the Mortgagee.

                  (iii) When and while the Vessel is laid up, and in lieu of the aforesaid insurance referred to in paragraph (i) of this section, Port Risk Insurance on the Vessel may be taken out by the Mortgagor under forms of port risk policies and with underwriters satisfactory to the Mortgagee.

                  (iv) Insurance protecting against claims under the Longshoremen's and Harbor Workers, Compensation Act, Workmen's Compensation and public liability.

                  (v) Upon the request of the Mortgagee, Mortgagee's Interest Insurance, including Breach of Warranty insurance if reasonably available, with responsible underwriters and under policy forms satisfactory to Mortgagee.

                  (vi) Collision and property damage insurance with underwriters and under policy forms and in amounts satisfactory to the Mortgagee.

                  (vii) Wreck removal and fire insurance with underwriters and under policy forms and in amounts satisfactory to the Mortgagee.

                  (viii) Insurance against loss of hire and strikes with a daily indemnity of not less than $ 10,000.00 per day, commencing after 3 days and continuing for up to 21 days per instance.

                  (ix) MII Additional Perils (Pollution) insurance with underwriters and under policy forms and in amounts satisfactory to the Mortgagee.

         (b) All Hull and Machinery insurance shall be taken out in the name of the Mortgagor, but all losses shall be payable to the Mortgagee for distribution by it, as its interests may appear, except that: (i) in thc case of a total loss, the Mortgagee consents that the underwriters pay direct to the Mortgagor the amount by which the total loss exceeds the amount then due under the Mortgage, the Security Agreement, and the Note; and (ii) in the event of a partial loss, if there is not a default under this First Preferred Ship Mortgage, the Mortgagee agrees that the underwriters may pay directly for repairs, salvage, or other charges and/or reimburse the Mortgagor therefor; however, (iii) in any event, if the amount of the partial loss is less than $5,000, Mortgagee consents that the underwriters may pay directly to the Mortgagor. If the Mortgagor is in default under this First Preferred Ship Mortgage, the Security Agreement, or the Note, the Mortgagee shall be entitled to receive the proceeds of any such insurance and shall apply such proceeds in the manner provided in Article 10(f).

         (c) All insurance shall be taken out in the names of the Mortgagor and any bareboat charterer, with Mortgagee named as an additional insured or loss payee as follows; (i) Hull and Machinery Insurance and Port Risk Insurance shall name the Mortgagee as first preferred Mortgagee and loss payee; (ii) Protection & Indemnity Insurance shall name the Mortgagee as an additional insured.


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         (d) With respect to both the Mortgagee's Interest and the MII
Additional Perils (Pollution) policies, Mortgagor shall effect and maintain, or, at the option of the Mortgagee from time to time, reimburse to the Mortgagee on the Mortgagee's first demand from time to time all costs and expenses incurred by the Mortgagee in effecting and maintaining, on such terms, in such amounts as is customary in the industry, and with such insurers as the Mortgagee shall consider reasonably appropriate.

         (e) Copies of all policies, binders and cover notes, together with an original underwriter's certificates, shall be delivered to the Mortgagee from time to time upon its request for approval and custody.

         (f) Mortgagor will pay or cause to be paid the premiums on and costs of all such insurance and all renewals thereof, when and as the same become payable, and will forthwith furnish to Mortgagee evidence satisfactory to the Mortgagee that the same has been paid if requested by the Mortgagee.

         (g) The Mortgagor will keep the aforesaid insurance and renewals thereof valid at all times while this First Preferred Ship Mortgage remains in force, will comply and will cause any charterer or subcharterer to comply with all Institute Warranties and Clauses, and will not suffer or permit the Vessel to engage in any voyage or to carry any cargo not permitted by the policies of insurance in effect at the time of the voyage, nor do, omit, neglect, or permit to be done anything whereby any insurance, whether procured by the Mortgagor or Mortgagee, is or is liable to be impaired or defeated. If at any time (i) Mortgagor shall fail to deliver to and maintain with the Mortgagee, upon request, original policies or other insurance documents and other evidence satisfactory to the Mortgagee that the insurance has been effected and maintained as hereinabove and in the Security Agreement required or (ii) any insurance required to be maintained hereunder or under the Security Agreement is canceled, terminated or fails to be renewed without replacement coverage complying with the requirements hereof and of the Security Agreement, then the Mortgagee may procure the insurance, and from the date of such expenditure the costs and expenses thereof, with interest and the monthly service fee at the rates provided in the Note, shall be an additional indebtedness due from the Mortgagor secured by this First Preferred Ship Mortgage and shall be paid by the Mortgagor on demand. The Mortgagee shall not be under any obligation to procure any such insurance.

         (h) Each insurance policy shall prohibit cancellation or substantial modification by the insurer without the written consent of both the Mortgagor and the Mortgagee, or, in the absence of such consent, without at least 10 days' prior written notice to Mortgagor and Mortgagee. Mortgagor shall request that its P&I Club shall give the Mortgagee as much notice as possible of Mortgagor's failure to renew its entry in the Club, and in any event Mortgagor shall so notify Bank immediately if its entry in the Club is not renewed.

         (i) Each insurance policy shall provide that there shall be no recourse against the Mortgagee for premiums in respect thereof.

         (j) On the date hereof and on or before April 30 of each year thereafter, the Mortgagor will furnish to the Mortgagee a report signed by a recognized marine insurance broker(s) selected by the Mortgagor and reasonably satisfactory to the Mortgagee with respect to the insurance maintained under this First Preferred Ship Mortgage (including, without limitation, as to each policy, its number, the amount, the insurer, the named assureds, the type of risk, the loss payees and the expiration date).

Article 5.  Environmental Matters

         (a) The Mortgagor shall operate the Vessel in material compliance with all Environmental Laws, including but not limited to the Oil Pollution Act of 1990. The Mortgagor has a Vessel Response Plan and a Spill Prevention Plan and Contingency Plan in force.

         (b) The Mortgagor shall indemnify and hold harmless the Mortgagee and its successors and assigns from and against all losses, costs, injuries, damages (including consequential, punitive or treble damages) and expenses (including attorneys' fees and disbursements) and, at the Mortgagee's request, defend any indemnified person under this provision against any action, suit, or other proceeding resulting from, arising out of or in any way connected directly or indirectly with any violation of or liability under any Environmental Law with respect to the ownership, custody, management, operation or control of the Vessel or the generation of waste by, or the transportation of waste from, the Vcssel.


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         (c) The Mortgagor shall maintain a Certificate of Financial
Responsibility issued by the United States pursuant to the Federal Water Pollution Control Act, and any other applicable legislation.

Article 6.  Creation of Liens.

         (a) Neither the Mortgagor, the managing owner, ship's husband, master, or any other person to whom the management of the Vessel may be entrusted, or any charterer or subcharterer shall have any right, power or authority to create, incur, or permit to be placed or imposed on the Vessel any liens or encumbrances whatsoever, other than Ordinary Maritime Liens, which liens consist of (a) liens in favor of Mortgagee or (b) statutory liens for crew's wages, wages of stevedores, or for salvage (including contract salvage), or general average or (c) liens arising in the ordinary course of business prior to the date hereof or (d) other liens incurred in the ordinary course of business which are not past due, but only to the extent that such other liens are subordinate to the lien of this First Preferred Ship Mortgage.

         (b) The Mortgagor shall carry a properly certified copy of this First Preferred Ship Mortgage with the ship's papers and shall exhibit the same to any person having business with the Vessel which may give rise to any lien other than for crew's wages or salvage, or to the sale, mortgage or other conveyance thereof. The Mortgagor shall place and keep prominently in the pilot house, master's cabin, or engine room of the Vessel a printed or typewritten notice written as follows:

             "This Vessel is owned by Leisure Time Cruise Corporation and is subject to a First Preferred Ship Mortgage dated effective as of October 9, 1998, in favor of FOOTHILL CAPITAL CORPORATION under authority of the Act of November 23, 1988, P.L. 100-710, as amended, and under the terms of said Mortgage, neither the owner, the master nor any other person has any right, power or authority to create, incur or permit to be imposed upon this vessel, its freights, sub-freights, cargoes, profits, hire, charter hire or revenues, any liens whatsoever, other than for crew's wages or salvage, including contract salvage or general average."

         (c) In the event that a claim for salvage is asserted against the Vessel, Mortgagor and/or Mortgagee, the Mortgagor shall discharge any ultimate lien, liability and/or judgment. Any amount paid by the Mortgagee, whether in settlement of a claim or in satisfaction of a judgment, shall be a debt which is part of the Secured Obligations, the repayment of which is secured by the lien of this First Preferred Ship Mortgage and shall be payable when demanded by the Mortgagee, with interest and the monthly service fee at the rates provided in the Note, from the date of payment by the Mortgagee.

         (d) In the event that the title or ownership of the Vessel shall be requisitioned, purchased or taken by thc United States of America or any government of any other country or any department, agency or representative thereof, pursuant to any present or future law, proclamation, decree, order or otherwise, the lien of this First Preferred Ship Mortgage shall be deemed to attach to the claim for compensation, and the compensation, purchase price, reimbursement or award for such requisition, purchase or other taking of such title or ownership is hereby declared payable to Mortgagee, who shall be entitled to receive the same and shall apply it to the prepayment of the Note; and in the event of any such requisition, purchase or taking, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such compensation, purchase price, reimbursement or award.

         (e) In the event that the United States of America or any government of any other country or any department, agency or representative thereof shall not take the title or ownership of the Vessel but shall requisition, charter, or in any manner take over the use of such Vessel pursuant to any present or future law, proclamation, decree, order or otherwise, and in the event Mortgagor is in default of the terms of this First Preferred Ship Mortgage, all charter hire and compensation resulting therefrom shall be payable to Mortgagee, and if, as a result of such requisitioning, chartering or taking of the use of such Vessel such government, department, agency or representative thereof shall pay or become liable to pay any sum by reason of the loss of or injury to or depreciation of the Vessel any such sum is hereby made payable to Mortgagee, and in the event of any such requisitioning, chartering or taking of the use of the Vessel, the Mortgagor shall promptly execute and deliver to Mortgagee such documents, if any, and shall promptly do and perform such acts, if any, as in the opinion of counsel for Mortgagee may be necessary or useful to facilitate or expedite the collection by Mortgagee of such claims arising out of the requisitioning, chartering or taking of the use of such Vessel.


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Article 7.  Maintenance of Vessel.

         (a) The Vessel is tight, staunch, strong and well and sufficiently tackled, appareled, victualed, fitted, manned, furnished, and equipped, and in every respect seaworthy and in good running condition and repair and in all respects fit for service. At all times, at its own cost and expense, the Mortgagor will exercise due diligence to maintain and preserve the Vessel in as good condition, working order and repair as at the time of the execution of this First Preferred Ship Mortgage, ordinary wear and tear and depreciation excepted, and will maintain the Vessel in accordance with good marine maintenance practice and procedures and applicable legal or regulatory requirements for the service in which it then is or will be engaged, and in such condition as will enable her to pass such inspection as may be required by marine underwriters as a condition of their writing such insurance and in such amounts as is required under this First Preferred Ship Mortgage. Furthermore, if the vessel is not temporarily laid-up, the Mortgagor will cause the Vessel to be periodically inspected, drydocked and recoated (hull paint), and its machinery overhauled in accordance with normal marine practices or as may be required by the United States Coast Guard or applicable Classification Society.

         (b) The Mortgagor shall afford the Mortgagee or its authorized representatives, at their own risk and expense, full and complete access to the Vessel for the purpose of inspecting the same and her cargoes and papers.

         (c) Mortgagor shall certify as often as required by Mortgagee that all wage and other claims which give rise to liens have been paid, but in the absence of a default or a potential default, no more often than once a quarter.

         (d) The Mortgagor will keep the Vessel duly documented as a vessel of the United States, under the flag of the United States, and will not suffer or permit it to be operated in any manner prohibited by the laws or regulations applicable to the Vessel under its certificate of documentation or its classification, and will duly comply with all laws and governmental regulations and contracts applicable to the Vessel and its operation. Mortgagor will never operate the Vessel outside the navigational limits of the insurance carried pursuant to Article 4.

         (e) Mortgagor shall keep the Vessel in such condition as will entitle her to the highest classification and rating for a Vessel of the same age, trade and type in the American Bureau of Shipping (NABSO) or such other classification society as shall be acceptable to Mortgagee, and, upon request, Mortgagor shall furnish to Mortgagee a certificate by such classification bureau or society in which the Vessel is then entered that such classification is maintained.

         (f) The Mortgagor will furnish the Mortgagee within thirty (30) days after receipt by the Mortgagor, copies of all Certificates of Inspection delivered by the United States Coast Guard and/or Inspection Reports with respect to the Vessel delivered by the American Bureau of Shipping, including (as may apply) Annual Classification Surveys, Special Periodic or Continuous Surveys, Annual Load-Line Surveys and Drydock Surveys.

Article 8. Release of Vessel. If a libel should be filed against the Vessel or if the Vessel is otherwise levied against, attached, arrested or taken into custody by virtue of any legal proceedings in any court, the Mortgagor will, within thirty (30) days thereafter, cause the Vessel to be released and the lien to be discharged.

Article 9. Payment of Charges. The Mortgagee shall have the right, but shall be under no obligation, to make any payments and to do any acts which, under the terms of this First Preferred Ship Mortgage, the Mortgagor is required to make or do, but the making of any such payment or the doing of any such act by the Mortgagee shall not relieve the Mortgagor of any default in that respect or constitute in any respect a waiver of such default. The Mortgagor will reimburse the Mortgagee promptly, with interest and the monthly service fee at the rate or rates provided in the Note, for any and all payments and expenditures so made by it and for any and all advances and expenses made or incurred by the Mortgagee at any time in taking possession of Vessel or otherwise protecting its rights hereunder and for any and all damages sustained by the Mortgagee from or by reason of any default or defaults of the Mortgagor and such payments, expenditures, advances and expenses shall be and are secured by this First Preferred Ship Mortgage.

Article 10.  Events of Default: Remedies.

         (a)      The following shall constitute "Events of Default" hereunder:


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                  (i) If the Mortgagor shall (a) sell or transfer, or attempt to sell or transfer by operation of law or otherwise, its interest in the Vessel, except as permitted in the Security Agreement, or (b) permit the attachment of any suit, lien, claim, charge or encumbrance of any kind (i) in excess of $5,000 in the aggregate at any time if the Vessel is in drydock, (ii) which is not released within 30 days after it first attaches if the Vessel is in drydock, (iii) in excess of $5,000 in the aggregate at any time if the Vessel is not in drydock and the costs relate to items other than non-drydock repairs made while the Vessel is at port, and (iv) which is not released within 30 days after it first attaches if the Vessel is not in drydock and the costs relate to items other than non-drydock repairs made while the Vessel is at port; or

                  (ii) If the Mortgagor shall remove or attempt to remove the Vessel beyond the limits of the United States, save on voyages with the intention of returning to the United States, or shall abandon the Vessel; or

                  (iii) If the Vessel shall be libeled and levied upon or taken by virtue of any attachment or execution against the Mortgagor and such libel or levy is not released by Mortgagor within 30 days; or

                  (iv) The occurrence of an "Event of Default" under the Security Agreement;

                  (v) If the Mortgagor shall fail to pay any Secured Obligation when due; or

                  (vi) The title or ownership of the Vessel shall be requisitioned, purchased or taken by the government of any country or by any department, agency or representative thereof and there shall not have been paid to Mortgagee an amount in cash in United States dollars equal to the fair value of such Vessel within ninety (90) days after such event occurs;

         (b) Upon the occurrence of an Event of Default the Mortgagee may:

                  (i) Declare the Secured Obligations to be due and payable forthwith, whereupon such Secured Obligations shall become and be immediately due and payable;

                  (ii) Exercise all of thc rights, powers and remedies in foreclosure and otherwise given to thc Mortgagee by thc provisions of Chapter 313 of title 46), United States Code, and acts amendatory thereof and supplemental thereto;

                  (iii) Recover judgment for any amount due on the debt and collect the same out of any property of the Mortgagor without its security under this First Preferred Ship Mortgage being in any way affected or impaired thereby;

                  (iv) Demand and receive all freights, hires, charter hires, earnings/or profits of the Vessel, due or to become due from any person whomsoever;

                  (v) With or without legal process re-enter and take possession of the Vessel at any time wherever it may be found and, without being responsible for loss or damage, hold, lease, charter, operate or otherwise use the Vessel for such time and on such terms as the Mortgagee may deem advisable and collect and retain all freights, hires, earnings, and/or other moneys due or to become due and arising therefrom, and/or if it seems desirable to the Mortgagee, and without being responsible for loss or damage, with or without possession, sell the Vessel free from any claim by the Mortgagor in admiralty, in equity, at law or by statute, after first giving notice of the time and place of sale, with a general description of the property, by publishing such notice in such manner as may be required by applicable rules of court and as may be reasonably calculated to give adequate notice of the sale to potential buyers through trade publication, via brokers, or otherwise, and by mailing a similar notice to the Mortgagor at its last known business address on the day of first publication. Such sale may be held at any place and at such time as the Mortgagee may specify, and in such manner as the Mortgagee may deem advisable, and may be conducted without bringing the Vessel to the place of sale, and the Mortgagee may become a purchaser at the sale. From time to time the Mortgagee may adjourn any such sale by announcement at the time and place appointed for such sale or by any adjourned sale; and without notice or publication, the Mortgagee may make such sale at the time and place to which the same shall be so adjourned.


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


                  (vi) Bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for any and all amounts due, and collect the same from Mortgagor and/or out of any and all property of Mortgagor whether covered by this First Preferred Ship Mortgage or otherwise;

                  (vii) Commence a civil action in rem to foreclose this First Preferred Ship Mortgage and obtain an order to sell, and sell, the Vessel, pursuant to the provisions of the Act of November 23, 1988, P.L. 100-710, 102 Stat. 4735, as amended, 46 U.S.C. 31325 and 31326, or their successor provisions, or by other judicial process as may be provided in the statutes.

         (c) Mortgagor hereby consents to thc appointment of a custodian of the Vessel by Mortgagee with thc costs thereof to be a cost of the sale to be paid from the proceeds of the sale or by Mortgagor.

         (d) Each and every power or remedy herein specifically given to the Mortgagee shall be cumulative and shall be in addition to every other power or remedy herein specifically given or now or hereafter existing at law, in equity, in admiralty or by statute, and each and every power or remedy, whether specifically herein given or otherwise so existing may be exercised from time to time and as often and at such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power accruing upon any Event of Default shall be construed to be a waiver of such default or any acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment after such default or any payment on account of any past default be deemed a waiver of any right to take advantage of any other default or of any past default not completely cured thereby.

         (e) If, at any time after an Event of Default and previous to the actual sale of the Vessel by the Mortgagee or to any foreclosure proceedings, the Mortgagor completely cures all Events of Default and pays all expenses, advances and damages to the Mortgagee consequent on such Event of Default with interest and the monthly service fee at the rates provided in the Security Agreement, then the Mortgagee shall accept such payment and cure and restore the Mortgagor to its former position, but such actions shall not affect any subsequent Event of Default, nor impair any rights consequent thereon.

         (f) The proceeds of any sale, and the net earnings of any charter, operation or other use of the Vessel by the Mortgagee under any of the powers herein specified, and the proceeds of any Judgment collected by the Mortgagee for any default hereunder and the proceeds of any insurance or of any claim for damages on account of the Vessel, received by the Mortgagee while exercising any such power, and any and all other proceeds collected by the Mortgagee, or in any proceedings hereunder, the application of which has not elsewhere been specifically provided for, shall be applied as follows:

         First: To payment of all expenses and charges, including expenses of any sale, expense of any retaking, attorney's fees, court costs, and any other expenses made or incurred by the Mortgagee in the protection of its rights hereunder, and to the payment of any damages sustained by the Mortgagee from any default of the Mortgagor hereunder with interest as provided herein; and to provide adequate indemnity against liens having priority over this First Preferred Ship Mortgage.

         Second: To the payment of the balance due and outstanding upon thc Secured Obligations or otherwise due under the Note and Security Agreement, including accrued and unpaid interest and monthly service fees to the date of such payment, with such payment to be applied pro rata to such outstanding principal, interest, and monthly service fees and to the payment of all other unpaid items, costs or expenses constituting part of the Secured Obligations.

         Third: Any surplus thereafter remaining shall be paid to the Mortgagor.

         (g) Any sale of the Vessel made in pursuance of this First Preferred Ship Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title, and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through, or under them. At any such sale Mortgagee or other holder of the Note (the "holder/purchaser")


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


may bid for and purchase such Vessel and upon compliance with the terms of the sale may hold, retain and dispose of such property without further accountability therefor. In case of any such sale the holder/purchaser shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply the Note or any portion thereof in order that there may be credited against the amount remaining due and unpaid thereon the sums payable to the holder/purchaser out of the net proceeds of such sale after allowing for the costs and expense of sale and other charges; and thereupon the holder/purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Note. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale or as to the application of the proceeds thereof.

         (h) Whenever any right to enter and take possession of the Vessel accrues to Mortgagee, it may require the Mortgagor to deliver, and the Mortgagor shall on demand, at its own cost and expense, deliver such Vessel to Mortgagee as demanded. If any legal proceedings shall be taken to enforce any rights under this First Preferred Ship Mortgage, Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel and the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation thereof.

         (i) Mortgagee is hereby appointed attorney-in-fact of the Mortgagor to execute and deliver to any purchaser and is hereby vested with full power and authority to make, in the name and in behalf of the Mortgagor, a good conveyance of the title to the Vessel so sold. In the event of any sale of the Vessel, under any power herein contained, the Mortgagor will, if and when required by Mortgagee, execute such form of conveyance of such Vessel as Mortgagee may direct or approve.

         (j) Mortgagee is hereby appointed attorney-in-fact of the Mortgagor upon the happening of any Event of Default, in the name of the Mortgagor to demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, hire, earnings, tolls, rents, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums, due or to become due at thc time of the happening of any Event of Default in respect to the Vessel, or in respect of any insurance thereof from any person whomsoever, and to make, give and execute in the name of the Mortgagor acceptances, receipts, releases, or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor the other instruments in writing with respect to the foregoing. All amounts so received shall first be applied to operating expenses and then to unpaid interest and then to unpaid principal on the Note.

         (k) If the Mortgagor shall default in the observance or performance of any of the covenants, conditions or agreements in this First Preferred Ship Mortgage on its part to be performed or observed (and such default shall constitute an Event of Default), the Mortgagee may in its discretion, but shall be under no obligation to, do all acts and make all expenditures necessary to remedy such default, including, without limitation of the foregoing, entry upon the Vessel to make repairs, and the Mortgagor shall forthwith reimburse the Mortgagee, with interest at the Interest Rate, for any and all expenditures so made or incurred and, until the Mortgagor has so reimbursed the Mortgagee for such expenditures, the amount thereof shall be a debt due from the Mortgagor to the Mortgagee secured by a first priority claim on the Vessel, provided, that the making of any such expenditure shall not relieve the Mortgagor from the consequences of any such default. The Mortgagor shall also forthwith reimburse the Mortgagee, with interest at the Interest Rate and with a monthly service fee, for any and all advances made or expenses of Mortgagee at any time in taking the Vessel or otherwise protecting its rights hereunder, and for any and all damages sustained by the Mortgagee from or by reason of any default or defaults of the Mortgagor, and the amount of such advances, expenses and damages shall be a debt due from the Mortgagor to the Mortgagee secured by a first priority claim on the Vessel.

         (l) In the event that the Vessel shall be arrested or detained by a marshal or other officer of any court of law, equity or admiralty jurisdiction or by any government or other authority, and shall not be released from arrest or detention within thirty days from the date of arrest or detention, the Mortgagor hereby irrevocably authorizes and empowers the Mortgagee and its appointee or appointees, with full power of substitution, in the name and at the expense of the Mortgagor, to apply for, claim and receive or take possession of the Vessel with all rights and powers that the Mortgagor might have and exercise in any such event. The Mortgagor also irrevocably authorizes and empowers any such persons to appear, in the name of the Mortgagor, or against the Vessel in any court of any country or nation of the world where a suit is pending against the Vessel, because of or on account of any alleged lien against the Vessel from which the same has not been released, and to take such proceedings as they or any of them may deem proper for the defense of such suit and for the release of the Vessel therefrom in the event that the Mortgagor shall not be taking


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


proceedings reasonably satisfactory to Mortgagee, and in such case all expenditures made or incurred by Mortgagee or its appointees for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to Mortgagee, and shall be secured by the lien of this First Preferred Ship Mortgage in like manner and extent as if the amount and description thereof were written herein.

Article 11. Possession Prior to Default. Until one or more of the Events of Default hereinbefore described shall happen, the Mortgagor shall retain actual possession of the Vessel, and manage, operate and use the same and collect, receive, take and use and enjoy the earnings, income, rents, freights, issues and profits thereof.

Article 12.  Statutory Compliance.

         (a) The Mortgagor shall comply with and satisfy all applicable formalities and provisions of the laws and regulations of the United States of America, including but not limited to the provisions of 46 U.S.C. Chapter 313 et seq., as amended, including without limitation the provisions of the Act of November 23, 1988, P.L. 100-710, 102 Stat. 4735, as amended, in order to perfect, establish and maintain this First Preferred Ship Mortgage, and any supplement or amendment thereto upon the Vessel and upon all renewals, as a first preferred mortgage thereunder, and the Mortgagor shall not sell, mortgage, transfer, nor merge or consolidate with any other person, firm or corporation, or dissolve, nor change the flag, name or the port of documentation of the Vessel, without the written consent of the Mortgagee first obtained. Any such written consent to any one sale, merger, consolidation, transfer, mortgage or change of flag, name or port of documentation, shall not be deemed or held to be a waiver of this provision in respect to any subsequent sale, merger, consolidation, transfer, mortgage or change of flag, name or port of documentation.

         (b) The Mortgagor will pay and discharge, when due and payable from time to time, all taxes, assessments, and governmental charges, fines and penalties lawfully imposed upon the Vessel; provided, however, that the Mortgagor may omit to pay any such tax, assessment, governmental charge, fine or penalty, so long as it, in good faith and by appropriate legal proceedings, shall contest the validity thereof and the Mortgagor shall set aside on its books adequate reserves in the opinion of the Mortgagor with respect to any such tax, assessment, charge, fine or penalty so contested, unless and until foreclosure, distraint, sale or other similar proceedings shall have been commenced with respect to the property which is subject to any such tax, assessment, charge, fine or penalty. The right of the Mortgagor to contest the validity of any claim contemplated by this Article 12 shall in no event be construed as permitting any libel, attachment or other seizure of the Vessel, under process or color of legal authority to remain undissolved or undischarged for a period in excess of 30 days.

Article 13. Further Assurances. In the event that this First Preferred Ship Mortgage, the Security Agreement, or the Note, or any provision of this First Preferred Ship Mortgage, the Security Agreement, or the Note is deemed invalidated, in whole or in part, by any present or future law or court decision, the Mortgagor shall execute such other or further instruments, as in the opinion of counsel for the Mortgagee, will carry out the true intent and spirit of this First Preferred Ship Mortgage. From time to time, the Mortgagor shall execute such other assurances as, in the opinion of such counsel, may be required more effectually to subject the Vessel herein mortgaged or intended to be mortgaged to the payment of the Note secured by this First Preferred Ship Mortgage.

Article 14. Lawful Operation. The Mortgagor covenants and agrees to comply with all the laws of the United States of America and/or any subdivision thereof where the Vessel may be, pertaining to its operation. The Mortgagor will not cause or permit the Vessel to be used in any manner contrary to law and will not engage in any unlawful trade or carry any cargo that will expose the Vessel to penalty, forfeiture, or capture, and will not do, or suffer or permit to be done, anything which can or may injuriously affect the registration or enrollment or flag of the Vessel under the laws and regulations of the United States. Mortgagee does not authorize or consent to any act, failure or omission on the part of the Mortgagor or any other person which would permit or give rise to the risk of forfeiture of the Vessel for a violation of any law of the United States or any other governmental authority.

Article 15. Copy of Entire Agreement. The Mortgagor acknowledges receipt from the Mortgagee of a true copy of this First Preferred Ship Mortgage which comprises the entire agreement between the parties respecting the mortgage of the Vessel, and supersedes any and all other agreements respecting the Vessel, except as otherwise specifically provided herein.

Article 16. Continuity of Provisions. All the covenants, stipulation and agreements contained in this First Preferred Ship Mortgage shall be binding upon and inure to the benefit of the Mortgagor, its successors and assigns, and the Mortgagee, its successors and assigns. Throughout this First Preferred Ship Mortgage, the singular shall include the plural.

Article 17. Applicable Law. This instrument shall be construed in accordance with the statutory and maritime law of the United States, and, where such law is silent or inapplicable, then under the laws of the State of California.

Article 18. Separate Discharge. Although it is not intended that this First Preferred Ship Mortgage include any property other than the Vessel, if any determination is made at any time that for any reason this First Preferred Ship Mortgage does include any property other than a "Vessel" within the meaning of Chapter 313 of title 46, United States Code, such property may be separately discharged from the lien of this First Preferred Ship Mortgage, but only with the consent of the Mortgagee, by the payment of .01% of the said total amount.

Article 19. Notice. Any notice required or permitted hereunder shall be sufficient if given in the manner provided in the Security Agreement.

Article 20. Defined Terms. Any capitalized terms which are not otherwise defined herein shall have the respective meanings, if any, assigned thereto in the Security Agreement.

Article 21. Remedies Not Exclusive. Each and every right, power and remedy given to the Mortgagee in this First Preferred Ship Mortgage or in the other Loan Documents shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, in admiralty, or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be determined by the Mortgagee, and the exercise or thc beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Mortgagee in the exercise of any right, power or remedy shall impair any such right, power or remedy or be construed to be a waiver of any default or to be any acquiescence therein nor shall the acceptance by thc Mortgagee or any Holder of any security or of any payment of or on account of the Note maturing after a default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future default or of any past default not completely cured thereby.

         IN WITNESS WHEREOF, the Mortgagor has caused these presents to be executed and attested by its duly authorized officers as of the day and year first above written.

Attest:                                    LEISURE TIME CRUISE CORPORATION,
                                           a Colorado corporation

By: /s/ Elden W. Rance                     By:   /s/ Alan N. Johnson
   ---------------------------------          ----------------------------------
Print Name:  Elden W. Rance                Print Name: Alan N. Johnson
Title:  CFO                                Title:    President

                                 ACKNOWLEDGMENT


STATE OF GEORGIA

COUNTY OF GWINNETT

BEFORE ME, the undersigned authority, personally appeared Alan N. Johnson , to me well known and known to be the person described in and who executed foregoing instrument, and acknowledged to and before me that he executed said instrument for the purpose therein expressed.

WITNESS my hand and official seal this 9th day of October, 1998.

/s/ Karen S. Lewis
--------------------------
NOTARY PUBLIC
My Commission Expires: 11/19/2001



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